                                                                       Exhibit 3


                               POWERTEL USA, INC.

                                    97-30265

                                   CHAPTER 11

                            MONTHLY OPERATING REPORT

                                   AUGUST 1998

The Debtor in Possession is filing an incomplete Monthly Operating Report due to the lack of complete records. The former officers of PowerTel USA, Inc. have not cooperated with the Debtor by providing the necessary information. The Books and Records are missing. Therefore, it is impossible for the Debtor to file a complete Monthly Operating Report.

                                          ------------------------------------
                                          RICHARD A. CASCARILLA, PRESIDENT

                                          DEBTOR IN POSSESSION




                                  BALANCE SHEET

                                 AUGUST 31, 1998

                                     Assets

Current Assets:
         Cash                                                    $1,240.25
         Accounts Receivable                $____________
         Allowance for Doubtful
             Accounts                       $____________
         Accounts Receivable (Net)                               $____________
         Inventory                                               $____________
         Prepaid Expenses                                        $____________

     Total Current Assets                                                                      $1,240.25
                                                                                               ---------

Property and Equipment (Fair Market Value)

         Real Property                                           $____________
         Machinery and Equipment                                 $5,700,000.00
         Furniture and Fixtures                                  $____________
         Office Equipment                                        $____________
         Leasehold Improvements                                  $____________
         Vehicles                                                $____________
         Other    ____________                                   $____________
                  ____________                                   $____________

     Total. Property and Equipment                                                         $5,700,000.00
                                                                                           -------------

Investments:

         Herth Printing and Business Supply
             Stock (at Book Value)                                                             $3,876.29
                                                                                               ---------

     Total Assets:                                                                         $6,088,869.25
                                                                                           -------------




                                                    Liabilities
                                                    -----------

                                                  AUGUST 31, 1998

Postpetition Liabilities (Accrued and Unpaid)

         Salaries                                                     $____________
         Payroll Taxes                                                $2,219. 20
         Sales Taxes                                                  $____________
         Income Taxes                                                 $____________
         Real Property Taxes                                          $____________
         Personal Property Taxes                                      $____________
         Accounts Payable                                             $____________
         Postpetition Real Property
              Lease Arrearages                                        $____________
         Postpetition Equipment.
              Lease Arrearages                                        $____________
         Accrued Professional Fees                                    $____________
         Other    __________                                          $____________
                  __________                                          $____________

         Total Postpetition Liabilities                                                            $2, 219. 20
                                                                                                   -----------

Prepetition Liabilities

         Priority Debt (Schedule A-1)                                 $____________
         Secured Debt (Schedule A-2)                                  $____________
         Unsecured Debt (Schedule A-3)                                $____________

         Total Prepetition Liabilities                                                           $____________

Shareholder's Equity

         Common Stock                                                 $____________
         Paid-In Capital                                              $6,131,096.00
         Retained Earnings                                              $(44,445.95)

         Total Shareholder's Equity                                                              $6,086,650.05
                                                                                                 -------------

         Total Liabilities & Equity                                                              $6,088,869.25
                                                                                                 -------------


                                Recapitulation
                                --------------

                                 AUGUST, 1998

Balance from Prior Month

         General Account                                           $6,882.64
         Bank              FIRST OF AMERICA BANK, N.A. MICHIGAN
         Branch            OKEMOS, MICHIGAN
         Account           # 62-30079367

         General Account
         Bank
         Branch
         Account #

         Tax Account
         Bank
         Branch
         Account #

         Balance to Carry Forward to Next Month

         General Account                                           $1,240.25

         General Account                                          $____________

         Tax Account                                              $____________



                               POWERTEL USA, INC.
                             EAST LANSING, MICHIGAN
                             BANK ACCOUNT SUMMARIES
                                    097-30265
                                  AUGUST, 1998

                                                                    FIRST OF
       DATE                     DESCRIPTION                         AMERICA
       ----                     -----------                         -------

       08/01/98          BEGINNING BALANCE                          $ 6,882.64


       08/19/98          HERTH PRINTING INC. DISTRIBUTION             6,000.00

       08/31/98          TOTAL DEPOSITS                               6,000.00

       08/31/98          CHECKS WRITTEN PER ATTACHED                 11,642.39

       08/31/98          BALANCE                                    $ 1,240.25


SOURCE            POSTING           CREDIT
JOURNAL           DATE              ACCOUNT NO                        BATCH TOTAL JOURNAL COMMENT

CD-0001           08/31/98          1020-000-00                                                  DISBURSEMENTS

CHECK NO          DATE              COMMENT                            DEBIT ACCT                TRANS AMOUNT
--------          ----              -------                            ----------                ------------

0001162           08/03/98          CASEY & BOUG PLC                   6600-000-00                      95.00
0001163           08/03/98          UPS                                6000-000-00                      78.25
0001164           08/04/98          KNUTSEN TRAVEL PORT                7900-000-00                     550.00
0001165           08/04/98          AMERITECH                          7800-000-00                      18.82
0001166           08/06/98          STATE OF NEVADA                    7600-000-00                     389.96
0001167           08/07/98          CASEY & BOGG PLC                   6500-000-00                      25.68

0001168           08/14/98          FIRST OF AMERICA                   2110-001-00                     474.30
001168            08/14/98          FIRST OF AMERICA                   2110-002-00                     810.00
0001168           08/14/98          FIRST OF AMERICA                   2110-005-00                     474.30
                                                                                                       ------

                                            CHECKING 001168 TOTALS                                   1,758.60

0001169           09/14/98          UPS                                6000-000-00                      12.00
0001170           08/14/98          FED EX                             6000-000-00                      44.75
0001171           08/18/98          MICHAEL KASSOUFF                   7900-000-00                     327.00
0001172           08/17/98          LAURIE WEBB &
                                          ASSOCIATES                   6200-000-00                     442.50
0001173           08/18/98          KNUTSEN TRAVEL PORT                7900-000-00                   1,167.00
0001174           08/18/98          CORPORATE STOCK
                                          TRANSFER                     7900-000-00                     213.96
0001175           08/18/98          CASEY & BOUG                       6600-000-00                      90.00
0001176           08/18/98          US TRUSTEE                         6200-000-00                     250.00
0001177           08/18/98          AT&T                               7800-000-00                       4.91
0001178           08/27/98          H. LAWRENCE HERTH                  8100-000-00                     991.20
0001179           08/27/98          RICHARD A CASCARILLA               8100-000-00                   3,723.00
0001180           08/28/98          AMERITECH                          7800-000-00                      18.82
0001181           08/28/98          UPS                                6000-000-00                      12.00
0001182           08/28/98          FLEET                              7900-000-00                   1,138.15
0001183           08/31/98          FIRST UNION                        7900-000-00                     290.79
                                                                                                       ------

                                            JOURNAL CD-0001 TOTALS:                                 11,642.39

                                            SOURCE CD TOTALS:                                       11,642.39

                                            REPORT TOTALS:                                          11,642.39




                                INCOME STATEMENT
                                ----------------
                                 (Accrual Basis)
                       OCTOBER 1, 1997 TO AUGUST 31, 1998

                                                              CURRENT                            YEAR TO
                                                              MONTH                                DATE

Income                                                        $__________                        $__________

Cost of Goods Sold                                            $__________                        $__________
         Beginning Inventory                                  $__________                        $__________
         Inventory Purchases                                  $__________                        $__________
         Ending Inventory                                     $__________                        $__________

         Total Costs of Goods Sold                            $__________                        $__________

Operating Expenses
         Salaries and Wages                                     $6,200.00                         $73,200.00
         Employee Benefits                                    $__________                        $__________
         Shipping & Freight                                   $147.00                              $1,571.82
         Rent                                                 $__________                        $__________
         Secured Debt Payments                                $__________                        $__________
         Outside Services                                         $185.00                          $3,039.93
         Telephone                                                 $42.55                            $905.89
         Repairs & maintenance                                $__________                        $__________
         Miscellaneous Office Expense                              $25.68                          $2,085.14
         Advertising                                          $__________                        $__________
         Travel & Entertainment                                 $3,686.90                         $19,780.99
         Professional Fees                                        $692.50                         $52,127.77
         Court Costs                                          $__________                         $19,372.00
         Insurance:        Liability                          $__________                        $__________
                           Property                           $__________                        $__________
                           Vehicle                            $__________                        $__________
                           Worker's Compensation              $__________                        $__________
                           Other:   Bond                      $__________                         $  (920.00)
         Taxes:            Payroll                                $893.06                          $6,956.96
                           Sales                              $__________                        $__________
                           Income                             $__________                        $__________
                           Real Property                      $__________                        $__________
                           Personal Property                  $__________                        $__________

         Total Operating Expenses                              $11,872.69                        $178,120.50
         Total Profit (Loss) from Operations                  $(11,872.69)                     $ (178,120.50)

         Other Income (Expense)                               $__________                        $__________
         Gain (Loss) on Sale of Assets                        $__________                        $__________
         Interest Expense                                     $__________                        $__________
         Interest Income                                      $__________                        $__________
         Dividend Income                                      $__________                             $16.34
         Herth Printing Income (loss)                          $12,044.00                        $(30,467.00)
         Total                                                 $12,044.00                        $(30,450.66)

         Total Profit (Loss) for Month                        $171.31                          $ (208,571.16)





                               CASH FLOW STATEMENT
                               -------------------

                                  AUGUST, 1998

                                                                                                 PROJECTED
                                                              CURRENT                            FOR CURRENT
                                                              MONTH                                MONTH

Receipts:

         Sales (Cash only)                                    $__________                      $__________
         Collections of Accounts Receivable                   $__________                      $__________
         Other Income - Herth Printing Dividend                $6,000.00                       $__________

         Total Receipts                                        $6,000.00                       $__________

Disbursements:

         Purchase and Inventory                               $__________                      $__________
         Salaries and Wages                                    $4,714.20                       $__________
         Employee Benefits                                    $__________                      $__________
         Shipping & Freight                                      $147.00                       $__________
         Rent                                                 $__________                      $__________
         Secured Debt Payments                                $__________                      $__________
         Outside Services                                        $185.00                       $__________
         Telephone                                               $ 42.55                       $__________
         Repairs & Maintenance                                $__________                      $__________
         Miscellaneous Office Expense                             $25.68                       $__________
         Advertising                                          $__________                      $__________
         Travel & Entertainment                                $3,686.90                       $__________
         Professional Fees                                       $692.50                       $__________
         Court Costs                                          $__________                      $__________

Insurance:                 Liability                          $__________                      $__________
                           Property                           $__________                      $__________
                           Vehicle                            $__________                      $__________
                           Worker's Compensation              $__________                      $__________
                           Other:   Bond                      $__________                      $__________

         Taxes:            Payroll                             $2,148.56                       $__________
                           Sales                              $__________                      $__________
                           Income                             $__________                      $__________
                           Real Property                      $__________                      $__________
                           Personal Property                  $__________                      $__________

Total Disbursements                                           $11,642.39                       $__________

Cash Flow                                                     $(5,642.39)                      $__________


                              Monthly Questionnaire

I.   Accounts Payable and Receivable Aging:

Attach an Accounts Payable and Receivable Aging Schedule, identifying in chronological (or reverse chronological) order every debt which came due after the commencement of the bankruptcy case but has not been paid, and specifying the creditor by name and address, the nature of the debt (e.g., rent, advertising, wages, etc.), the amount owed and the date on which the obligation came due. Provide summary information below for both accounts payable and accounts receivable:

                                                      Accounts        Accounts
                                                      Payable         Receivable

Less Than 31 Days Past Due

31 to 60 Days Past Due

61 to 90 Days Past Due

91 to 120 Days Past Due

Over 120 Days Past Due

II.  Payments to Secured Creditors and Lessors:

Identify every secured Creditor and lessor by name and address, and provide the requested information. Where there is a postpetition stipulation or court order governing the creditor's treatment, respond on the basis of that stipulation or order; otherwise, respond on the basis of the prepetition contract or lease.

                                                                             Post Petition Payments
                                                                             Made                     Missed

Creditor Name and Address  Payment Period   Periodic      Date of      No.      Amount           No.      Amount
                           (mo/wk)          Payment       Last
                                            Amount      Payment






Monthly Questionnaire
Page 2

III. Tax Liability

     Gross Payroll Expense for Report Month:                           $6,200.00

     Gross Sales Subject to Sales Tax for Report Month:                                          $-0-

                                                                       POSTPETITION TAXES

                                    Date Paid        AMOUNT PAID       Due But                   Accrued But
                                                                       NOT PAID                  - NOT DUE

     Federal Payroll & Withholding                                                               1,758.60

     STATE PAYROLL & WITHHOLDING                                                                 460.60

     STATE SALES & USE

IV.  Insurance Coverage

                                              CARRIER/AGENT              AMOUNT OF        POLICY EXPIRATION         POLICY PAID
                                                   NAME                  COVERAGE                   DATE            THROUGH DATE

     Worker's Compensation
          Liability

     Fire & Extended Coverage

     Property

     Theft

     Vehicle

     Life (Beneficiary):

     Other (specify):

V.   Postpetition Payments

                  A. Has the Debtor made any payments outside of the ordinary course of business to any officers, shareholders, directors, other principals or insider-employees or to professionals without specific authorization under a Bankruptcy Court order?
                   No
                  ----

                  If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

                  B. Has the Debtor, following the commencement of the bankruptcy case, made any payments on account of prepetition unsecured debts, except as specifically authorized by the Bankruptcy Court? No
                                   ---

Monthly Questionnaire
Page 3

                  If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

         VI.      Narrative

                  Provide a brief narrative report of any significant events outside of the ordinary course of business which occurred during the Report Month:

         VII.     U.S. Trustee Fees

     Quarter Ending        Total            Quarterly Fee         Amount Paid           Date Paid         Total Quarterly
                         Disbursements                                                                    Fees Due But
                         During Quarter                                                                   Not Paid








         I declare under penalty of perjury that I have reviewed the income statement, cash flow statement, projections, balance sheet and monthly questionnaire attached hereto and, after making reasonable inquiry, believe that these documents are accurate and correct.

         Dated this ___18___ day of __September____, 1997.




                                     By:_______________/S/ _____________________